EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Income Fund, Select Ten Portfolio--1996 Series A (Winter), Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-64109 of our opinion dated January 18, 1996, relating to the Statement of Condition of Equity Income Fund, Select Ten Portfolio--1996 Series A (Winter), Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, N.Y.
January 18, 1996